Exhibit 21.1
List of Subsidiaries of the Company (1)
Advanced Assembly, LLC (Michigan) (99.7%)
Alfombras San Luis S.A. (Argentina)
Asia Pacific Components Co., Ltd. (Thailand) (92%)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)
Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China) (55%)
Consorcio Industrial Mexicano de Autopartes, S. de R.L. de C.V. (Mexico)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)
General Seating of Canada, Ltd. (Canada) (50%)
General Seating of Thailand Corp. Ltd. (Thailand) (50%)
Greenfield Holdings, LLC (Michigan) (99.7%)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)
Hanil Lear India Private Limited (India) (35%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)
Industrias Cousin Freres, S.L. (Spain) (49.99%)
Industrias Lear de Argentina SrL (Argentina)
Insys-Interior Systems SA (Argentina) (5%)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)
International Automotive Components Group, LLC (Delaware) (33.56%) (2)
International Automotive Components Group North America, LLC (Delaware) (18.75%) (3)
JC Assembly, LLC (Michigan) (99.7%)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)
John Cotton Plastics Limited (UK)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)
Lear #50 Holdings, L.L.C. (Delaware)
Lear Argentine Holdings Corporation #2 (Delaware)
Lear ASC Corporation (Delaware)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)
Lear Automotive Dearborn, Inc. (Delaware)
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)
Lear Automotive EEDS Honduras, S.A. (Honduras)
Lear Automotive (EEDS) Spain S.L. (Spain)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)
Lear Automotive Electronics and Electrical Products (Shanghai) Co. Ltd. (China)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (75%)
Lear Automotive France, SAS (France)
Lear Automotive India Private Limited (India)
Lear Automotive Manufacturing, L.L.C. (Delaware)
Lear Automotive Morocco SAS (Morocco)
Lear Automotive Services (Netherlands) B.V. (Netherlands)
Lear Canada (Canada)
Lear Canada Investments Ltd. (Canada)
Lear Car Seating do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Lear Changan (Chongqing) Automotive System Co., Ltd. (China) (55%)
Lear Corporation Asientos, S.L. (Spain)
Lear Corporation Austria GmbH (Austria)
Lear Corporation Belgium CVA (Belgium)
Lear Corporation Beteiligungs GmbH (Germany)
Lear Corporation Canada, Ltd. (Canada)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)
Lear Corporation China Ltd. (Mauritius)
Lear Corporation Czech Republic s.r.o. (Czech Republic)
Lear Corporation EEDS and Interiors (Delaware)
Lear Corporation France SAS (France)
Lear Corporation (Germany) Ltd. (Delaware)
Lear Corporation Global Development, Inc. (Delaware)
Lear Corporation GmbH (Germany)
Lear Corporation Holdings Spain S.L. (Spain)
Lear Corporation Honduras, S. de R.L. (Honduras)
Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
Lear Corporation Italia S.r.l. (Italy)
Lear Corporation Japan K.K. (Japan)
Lear Corporation (Mauritius) Limited (Mauritius)
Lear Corporation Mexico, S. de R.L. de C.V. (Mexico)
Lear Corporation Pension Scheme Trustees Limited (UK)
Lear Corporation Poland II Sp. z o.o. (Poland)
Lear Corporation Poland Sp. z o.o. (Poland)
Lear Corporation Portugal — Componentes Para Automoveis, S.A. (Portugal)
Lear Corporation Romania S.r.L. (Romania)
Lear Corporation Seating France Feignies SAS (France)
Lear Corporation Seating France Lagny SAS (France)
Lear Corporation Seating France SAS (France)
Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Lear Corporation (Shanghai) Limited (China)
Lear Corporation Silao, S. de R.L. de C.V. (Mexico)
Lear Corporation Spain S.L. (Spain)
Lear Corporation Sweden AB (Sweden)
Lear Corporation UK Holdings Limited (UK)
Lear Corporation UK Interior Systems Limited (UK)
Lear Corporation (UK) Limited (UK)
Lear Corporation Ukraine Limited Liability Company (Ukraine)
Lear Corporation (Vietnam) Limited (Vietnam)
Lear de Venezuela C.A. (Venezuela)
Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear East European Operations GmbH (Luxembourg)
Lear EEDS Holdings, L.L.C. (Delaware)
Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)
Lear European Holding S.L. (Spain)
Lear European Operations Corporation (Delaware)
Lear Financial Services (Luxembourg) GmbH (Luxembourg)
Lear Financial Services (Netherlands) B.V. (Netherlands)
Lear Furukawa Corporation (Delaware) (80%)
Lear Holdings (Hungary) Kft. (Hungary)
Lear Holdings, L.L.C. (Delaware)
Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Investments Company, L.L.C. (Delaware)

Lear Korea Yuhan Hoesa (Korea)
Lear (Luxembourg) GmbH (Luxembourg)
Lear Mexicana, S. de R.L. de C.V. (Mexico)
Lear Mexican Holdings Corporation (Delaware)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Mexican Seating Corporation (Delaware)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)
Lear North Atlantic Operations Corporation (Delaware)
Lear North European Operations GmbH (Luxembourg)
Lear Offranville SARL (France)
Lear Operations Corporation (Delaware)
Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Rosslyn (Pty.) Ltd. (South Africa)
Lear Seating Holdings Corp. #50 (Delaware)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.12%)
Lear Sewing (Pty.) Ltd. (South Africa)
Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear South Africa Limited (Cayman Islands)
Lear South American Holdings Corporation (Delaware)
Lear Trim L.P. (Delaware)
Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear UK Acquisition Limited (UK)
Lear West European Operations GmbH (Luxembourg)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)
Mawlaw 569 Limited (UK)
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China) (50%)
OOO Lear (Russia)
Renosol Seating, LLC (Michigan)
Reyes Automotive Group, LLC (Texas) (49%)
Shanghai IAC Songjiang Automotive Carpet & Acoustics Co., Ltd. (China) (9.375%)
Shanghai IAC Automotive Components Co., Ltd. (China) (10.3%)
Shanghai Lear Automotive Systems Co., Ltd. (China)
Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Societe Offransvillaise de Technologie SAS (France)
Tacle Automotive India Private Limited (India) (70%)
Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Tacle Seating (Thailand) Co., Ltd. (Thailand)
Tacle Seating UK Limited (UK) (51%)
TACLE Seating USA, LLC (49%)
TS Hi-Tech Seat Sdn. Bhd. (Malaysia) (46.15%)
UPM S.r.L. (Italy) (39%)
Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Includes 11 subsidiaries wholly owned by International Automotive Components Group S.a.r.L. (Luxembourg), which operate in foreign countries.

(3)	Includes 18 subsidiaries wholly owned by International Automotive Components Group North America, Inc. (Delaware), of which nine operate in the United States and nine operate in foreign countries, and six subsidiaries wholly owned by IACNA Mexico Holdings, S. de R.L. de C.V. (Mexico), which operate in a foreign country.